UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 7, 2014

Commission File Number:  000-50768

ACADIA Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
061376651
(IRS Employer Identification No.)

11085 Torreyana Road #100, San Diego, California 92121
(Address of principal executive offices)

858-558-2871
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 7, 2014, the Board of Directors of ACADIA Pharmaceuticals Inc. (the "Company") adopted an updated annual incentive cash compensation program for its executive officers to be effective beginning with 2014. The description of this program is set forth in Exhibit 99.1 and is incorporated herein by reference.

On March 7, 2014, in connection with the previously announced planned retirement of Mr. Thomas Aasen, the Company's Executive Vice President, Chief Financial Officer and Chief Business Officer, the Company's Board of Directors approved modifications to Mr. Aasen's outstanding option grants in recognition of his over 15 years of service to the Company. Effective immediately prior to the date of Mr. Aasen's retirement, the vesting of each outstanding option that is not already fully vested will be accelerated by six months and the exercise period of each outstanding option shall continue until the earlier of (i) 18 months from such retirement date and (ii) the original term of such option.

Item 9.01 Financial Statements and Exhibits.

(d) 99.1 Description of Executive Officer Annual Incentive Cash Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date:   March 11, 2014
By:	/s/ Glenn F. Baity

Name: Glenn F. Baity
Title: Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Description of Executive Officer Annual Incentive Cash Compensation Program